Exhibit 99.1

Masters Inns

Combined Financial Statements of 15 Affiliated Properties

Under Contract for Sale

December 31, 2006

(With Report of Independent Registered Public Accounting Firm)

Masters Inns

Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Report of Independent Registered Public Accounting Firm	2

Financial Statements

Combined balance sheet	3

Combined statement of operations	4

Combined statement of owners’ equity	5

Combined statement of cash flows	6

Notes to combined financial statements	7 – 10

Report of Independent Registered Public Accounting Firm

Masters Inns

Savannah, Georgia

We have audited the accompanying combined balance sheet of HLC 1 Properties, LP, HLC Atlanta Properties, LP, HLC Kissimmee Properties, LP, HLC Main Gate Properties, LP, HLC Tampa Properties, LP, MEI 1 Properties, LP, MEI 2 Properties, LP, HLC ATLTU Properties, LLC, HLC ORLID Properties, LLC and RCL Properties, LLP as of December 31, 2006, and the related combined statements of operations, owners’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we expressed no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of HLC 1 Properties, LP, HLC Atlanta Properties, LP, HLC Kissimmee Properties, LP, HLC Main Gate Properties, LP, HLC Tampa Properties, LP, MEI 1 Properties, LP, MEI 2 Properties, LP, HLC ATLTU Properties, LLC, HLC ORLID Properties, LLC and RCL Properties, LLP as of December 31, 2006, and the results of the combined operations and cash flows for the year then ended, in conformity with principles generally accepted in the United States of America.

Respectfully submitted,

/s/ Hancock Askew & Co. LLP

Savannah, Georgia

July 6, 2007

Masters Inns

Combined Balance Sheet for 15 Affiliated Properties

Under Contract for Sale

December 31, 2006

Assets
Investment in hotel properties	$41,534,056
Less accumulated depreciation	11,599,071

Investment in hotel properties, net	29,934,985

Cash and cash equivalents	514,513
Accounts receivable, net of allowance for uncollectible accounts of $ 21,545	297,214
Deferred financing costs, net	230,062
Prepaid expenses and other assets	194,766

Total assets	$31,171,540

Liabilities and Owners’ Equity in Properties
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,006,174
Long-term debt	22,949,874

Total liabilities	23,956,048
Owners’ equity in properties	7,215,492

Total liabilities and owners’ equity in properties	$31,171,540

See accompanying notes to combined financial statements.

Masters Inns

Combined Statement of Operations for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

Revenue:
Room rentals and other hotel services	$17,319,321

Expenses:
Hotel and property operations	13,192,553
General and administrative	222,979
Depreciation and amortization	1,689,019

Total expenses	15,104,551

2,214,770

Other income	122,318

Interest income	39,044

Interest expense	(1,987,553)

Net income	$388,579

See accompanying notes to combined financial statements.

Masters Inns

Combined Statement of Owners’ Equity for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

Balance December 31, 2005	$5,850,310
Net income	388,579
Contributions from owners	1,381,603
Distributions to owners	(405,000)

Balance at December 31, 2006	$7,215,492

See accompanying notes to combined financial statements.

Masters Inns

Combined Statement of Cash Flows for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

Cash flows from operating activities:
Net income	$388,579
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	1,689,019
Amortization of deferred financing costs	69,726
Allowance for doubtful accounts	(14,015)
(Increase) decrease in assets:
Accounts receivable	188,612
Prepaid expenses and other assets	52,065
Increase (decrease) in liabilities:
Accounts payable, accrued expenses and other liabilities	(258,702)

Net cash provided by operating activities	2,115,284

Cash flows from investing activities:

Net cash used in investing activities–additions to hotel properties	(985,948)

Cash flows from financing activities:

Principal payments on long-term debt	(1,937,508)

Net additions to deferred financing costs	(10,199)

Contributions from owners	1,381,603

Distributions to owners	(405,000)

Net cash used in financing activities	(971,104)

Net increase in cash and cash equivalents	158,232

Cash and cash equivalents, beginning of year	356,281

Cash and cash equivalents, end of year	$514,513

Additional information:
Interest paid	$1,917,828

See accompanying notes to combined financial statements.

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

(1)	Organization and Summary of Significant Accounting Policies

(a)	Basis of Presentation

These financial statements present the combined balance sheet and the related combined statements of operations, owners’ equity in properties, and cash flows for the year ended December 31, 2006 of 12 properties held in limited partnerships, 1 property held in a limited liability partnership and 2 properties held in individual limited liability companies under contract for sale (the Properties).

The affiliated entities owning the Properties (the Owners) and their locations are shown below.

Owners	Location
MEI 1 Properties, LP – d/b/a Masters Inn	Augusta, Georgia
Cayce, South Carolina
North Charleston, South Carolina
Mt. Pleasant, South Carolina
HLC 1 Properties, LP – d/b/a Masters Inn	Seffner, Florida
Tuscaloosa, Alabama
HLC Atlanta Properties, LP – d/b/a Masters Inn	Marietta, Georgia
Doraville, Georgia
HLC Kissimmee Properties, LP – d/b/a Masters Inn	Kissimmee, Florida
HLC Main Gate Properties, LP – d/b/a Masters Inn	Kissimmee, Florida
HLC Tampa Properties, LP – d/b/a Masters Inn	Tampa, Florida
MEI 2 Properties, LP – d/b/a Masters Inn	Cayce, South Carolina
RCL Properties, LLP – d/b/a Masters Inn	Garden City, Georgia
HLC ATLTU Properties, LLC – d/b/a Masters Inn	Tucker, Georgia
HLC ORLID Properties, LLC – d/b/a Masters Inn	Orlando, Florida

(b)	Organization and Nature of Business

As of December 31, 2006, each of the Properties’ principle asset is a limited service hotel that is managed by HLC Hotels, Inc. Two individuals own either 100% or a majority of the entities. The Properties are operated pursuant to franchise agreements with Masters Economy Inns, Inc. HLC Hotels, Inc. and Masters Economy Inns, Inc. are 100% owned by one of the two individuals with majority ownership of the Properties.

(c)	Principles of Combination

All significant intercompany balances and transactions have been eliminated in the combined financial statements.

(d)	Investment in Hotel Properties

The operating properties are stated at cost less accumulated depreciation. Operating properties, excluding land, are depreciated using the straight-line method over the estimated useful lives of the assets (buildings—40 years; furniture and equipment—5 years).

Maintenance and repair costs are expensed as incurred, while significant improvements, replacements and major renovations are capitalized.

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

If events or circumstances indicate that the carrying value of a hotel property to be held and used may be impaired, a recoverability analysis is performed based on estimated undiscounted future cash flows to be generated from the property. If the analysis indicates that the carrying value is not recoverable from future cash flows, the property is written down to estimated fair value and an impairment loss is recognized.

(e)	Cash and Cash Equivalents

Cash and cash equivalents represent liquid assets with a maturity of three months or less when acquired and are carried at cost, which approximates fair value.

(f)	Accounts Receivable

The allowance for uncollectible receivables is estimated by management based on historical revenue, historical loss levels, and an analysis of the collectibility of individual accounts.

(g)	Revenue Recognition

Room revenues and other revenues derived from the operation of lodging facilities are recognized when earned.

(h)	Income Taxes

The Owners are either limited partnerships, limited liability partnerships or limited liability companies, all of which are taxed similar to a partnership. As such, in lieu of corporate income tax, the partners or members of the Owners are taxed on their proportionate share of the Owners’ income (loss). Accordingly, no provision for income taxes has been made in the accompanying combined financial statements.

(i)	Financial Instruments

Fair values of financial instruments, including cash, accounts receivable, accounts payable, approximate their carrying values in the combined financial statements based upon the short-term nature of these items. The carrying value of long-term debt approximates the fair value based upon the variable rates charged on these instruments and the prevailing rates for similar instruments.

(j)	Estimates

The preparation of the combined financial statements in conformity with United States of America generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(2)	Investment in Hotel Properties

The major classes of operating properties, at cost, are as follows:

Land	$4,974,220
Buildings	32,146,023
Furniture and equipment	4,413,813

$41,534,056
Less accumulated depreciation	(11,599,071)

Investment in hotel properties	$29,934,985

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

(3)	Long-term Debt

Long-Term debt as of December 31, 2006 is summarized as follows:

Mortgage loan payable to Branch Banking and Trust Co. (“BBT”), evidenced by an original promissory note dated December 7, 2004 in the amount of $11 million was modified on June 20, 2006 in the amount of $8,918,952. The loan bears an annual variable rate of “prime” plus 25 basis points and requires monthly principal and interest payments of $76,795 through maturity on January 1, 2010, at which point the remaining principal and accrued interest are due. The loan is guaranteed and is collateralized by real and personal property. The loan is unconditionally guaranteed by the primary partner/member and guaranteed with limits by other partners/members.	$8,828,635

Mortgage loan payable to Park National Bank dated June 1, 1994 was extended on January 1, 2006 for $7,049,764 to January 1, 2011 at a fixed interest rate of 8% per annum. The loan requires monthly payments of principal and interest in the amount of $58,967 through maturity on December 1, 2010, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property.	6,900,722

Mortgage loan payable to Park National Bank dated June 1, 1994 was extended on January 1, 2006 for $3,472,102 to January 1, 2011 at a fixed interest rate of 8% per annum. The loan requires monthly payments of principal and interest in the amount of $29,042 through maturity on December 1, 2010, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property.	3,398,697

Mortgage loan payable to Park National Bank dated June 1, 1994 was extended on January 1, 2006 for $1,766,958 to January 1, 2011 at a fixed interest rate of 8% per annum. The loan requires monthly payments of principal and interest in the amount of $14,779 through maturity on December 1, 2010, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property.	1,729,601

Mortgage loan payable to Wachovia Bank, N.A. dated March 15, 2006 for $2,154,091 at a fixed interest rate of 6.95% per annum. The loan requires monthly payments of principal and interest in the amount of $19,417 through maturity on March 14, 2011, at which point the remaining principal and accrued interest are due. The loan is collateralized by real and personal property. The loan is personally guaranteed by the partners.	2,092,219

Total	$22,949,874

Masters Inns

Notes to Combined Financial Statements for 15 Affiliated Properties

Under Contract for Sale

Year Ended December 31, 2006

(4)	Related-Party Transactions

The Properties are managed by HLC Hotels, Inc. (the Management Company), under separate management agreements for each property. The agreements are between each Owner and the Management Company. The initial terms are 10 years, renewable for additional terms upon mutual agreement of both the Owner and the Management Company. A management fee is paid by the properties each month, at the greater of $2,000, or 4% of total revenue. The management fees recognized for the year ended December 31, 2006 were $699,647.

HLC Hotels, Inc. negotiates insurance for the Properties on a combined basis and allocates the expense to each property based upon insurance coverage requirements. Insurance expense allocated to the Properties was $479,988 during 2006.

All invoices, for operating expenses, are paid by the Management Company’s central disbursement account and are reimbursed by the Owners of the respective properties. Certain expenses of the Management Company, such as telephone and travel expense, are allocated to the properties based upon usage.

The Owners have entered into franchise agreements between Masters Economy Inns, Inc. (the Franchiser) and the Owners. The agreements require a 2.5% franchise fee and a 1% reservation fee to be paid monthly. The franchise and reservation fees recognized for the year ended December 31, 2006 were $599,184. The franchise and reservation fees payable at December 31, 2006 were $43,062.

(5)	Commitments and Contingencies

The Properties have entered into two operating land leases; the first land lease was amended on July 31, 2006 between MEI 2 Properties, LP (the lessee) and Masters Associates, LLC (the lessor). The lease expires on December 31, 2018 and has two 5 year renewal options. The lease requires an annual percentage rent of 8% of all gross receipts up to $800,000 and 12% of all gross receipts over $800,000 with a minimum annual rent through December 31, 2008 of $50,000 increasing to $60,500 by the end of the lease term.

The second land lease between HLC 1 Properties, LP (the lessee) and the Shafer’s Acres Trust (the lessor) was extended on October 1, 2003 for an additional 30 years, expiring March 31, 2034. The annual rent is $48,000 through March 31, 2009 increasing to $52,920 in 2019. Commencing in 2019 the rent will be 7% of gross revenue with a floor of $52,920. The floor will increase 5% every five years until the lease expires.

The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2006:

Lease Rents
2007	$98,000
2008	98,000
2009	104,800
2010	105,400
2011	105,400
Thereafter	1,624,710

Total	$2,136,310

(6)	Subsequent Event

On March 7, 2007, Supertel Limited Partnership contracted to purchase the Properties for a total purchase price of $42.7 million.